UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 12, 2019

Giga-tronics Incorporated

(Exact Name of Registrant as Specified in Charter)

California	0-12719	94-2656341
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5990 Gleason Drive, Dublin, CA		94568
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code (925) 328-4650

                                           N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	GIGA	OTCMarket

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 12, 2019, Giga-tronics Incorporated (the “Company”) amended its Articles of Incorporation to implement a previously announced 1-for-15 reverse split of its common stock.

At the Company’s annual meeting of shareholders on September 19, 2019, the Company’s shareholders approved an amendment to the Company’s Articles of Incorporation to effect a reverse stock split at a ratio in the range of 1-for-10 to 1-for-20 and authorized the Company’s Board of Directors to determine the final ratio of the reverse stock split within that range. On November 6, 2019, the Company announced that the Board of Directors had decided to implement a 1-for-15 reverse stock split.

The reverse stock split reduces the number of shares of common stock outstanding by the ratio of 1-for-15, to 2,476,982 shares on December 12, 2019 after giving effect to the reverse stock split. The number of authorized shares of the Company’s common stock was reduced in the same proportion to 13,333,333 shares of common stock.

As a result of the reverse stock split, each of the Company’s shareholders will hold one share of common stock for every 15 shares of common stock held immediately prior to the reverse stock split. The reverse stock split impacts all holders of the Company’s common stock uniformly and will not impact any shareholder’s percentage ownership interest in the Company; however, no fractional shares will be issued in connection with the reverse stock split, and cash will be paid in lieu of any fractional shares. The reverse stock split also reduces the number of shares of common stock issuable upon the conversion of the Company’s outstanding shares of preferred stock and the exercise of its outstanding stock options and warrants in proportion to the ratio of the reverse stock split and causes a proportionate increase in the conversion and exercise prices of such preferred stock, stock options and warrants.

Beginning on December 13, 2019, the Company’s common stock will trade on the OTC market on a split-adjusted basis. The Company’s trading symbol will remain “GIGA.” The new CUSIP number for the common stock following the reverse split is 375175304.

The information in this report is qualified by the amendment to the Company’s articles of incorporation, a copy of which is attached to this report as Exhibit 3.1.

Item 8.01 Other Events.

On December 12, 2019, the Company issued a press release announcing that it had completed the Reverse Stock Split. A copy of the press release is included as Exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits.

(d)

Exhibits:

Exhibit No.     Description

3.1           Amendment to Articles of Incorporation of Giga-tronics Incorporated

99.1         Press Release dated December 12, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 12, 2019	GIGA-TRONICS INCORPORATED

By: /s/ Lutz P. Henckels Chief Financial Officer (Principal Financial Officer)